Exhibit 99.2
SANTANDER BANCORP
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
AS OF MARCH 31, 2008 AND 2007 AND DECEMBER 31, 2007
(Dollars in thousands, except share data)

				Variance
	31-Mar-08	31-Mar-07	31-Dec-07	03/08-12/07
ASSETS
CASH AND CASH EQUIVALENTS:
Cash and due from banks	$184,960	$124,870	$118,096	56.62%
Interest-bearing deposits	1,059	841	1,167	-9.25%
Federal funds sold and securities purchased under agreements to resell	290,803	53,279	82,434	252.77%

Total cash and cash equivalents	476,822	178,990	201,697	136.41%

INTEREST-BEARING DEPOSITS	9,134	56,517	5,439	67.94%
TRADING SECURITIES, at fair value	61,874	45,050	68,500	-9.67%
INVESTMENT SECURITIES AVAILABLE FOR SALE, at fair value	1,073,020	1,366,023	1,268,198	-15.39%
OTHER INVESTMENT SECURITIES, at amortized cost	70,184	50,710	64,559	8.71%
LOANS HELD FOR SALE, net	142,452	191,096	141,902	0.39%
LOANS, net	6,954,775	6,852,586	6,936,430	0.26%
ALLOWANCE FOR LOAN LOSSES	(179,150)	(115,171)	(166,952)	7.31%
ACCRUED INTEREST RECEIVABLE	67,412	93,423	80,029	-15.77%
PREMISES AND EQUIPMENT, net	30,416	54,861	29,523	3.02%
GOODWILL	121,482	148,300	121,482	0.00%
INTANGIBLE ASSETS	29,904	47,212	30,203	-0.99%
OTHER ASSETS	446,693	224,965	379,203	17.80%

	$9,305,018	$9,194,562	$9,160,213	1.58%

LIABILITIES AND STOCKHOLDERS’ EQUITY
DEPOSITS:
Non interest-bearing	$809,197	$773,289	$755,457	7.11%
Interest-bearing	4,744,468	4,395,266	4,405,246	7.70%

Total deposits	5,553,665	5,168,555	5,160,703	7.61%

FEDERAL FUNDS PURCHASED AND OTHER BORROWINGS	1,422,330	1,585,030	1,952,110	-27.14%
SECURITIES SOLD UNDER AGREEMENTS TO REPURCHASE	575,000	823,012	635,597	-9.53%
COMMERCIAL PAPER ISSUED	583,179	438,457	284,482	105.00%
TERM NOTES	19,518	41,853	19,371	0.76%
SUBORDINATED CAPITAL NOTES	243,069	244,709	247,170	-1.66%
ACCRUED INTEREST PAYABLE	58,744	85,620	77,356	-24.06%
OTHER LIABILITIES	282,664	221,447	246,888	14.49%

	8,738,169	8,608,683	8,623,677	1.33%

STOCKHOLDERS’ EQUITY:
Series A Preferred stock, $25 par value; 10,000,000 shares authorized, none issued or outstanding	—	—	—	N/A
Common stock, $2.50 par value; 200,000,000 shares authorized; 50,650,364 shares issued; 46,639,104 shares outstanding	126,626	126,626	126,626	0.00%
Capital paid in excess of par value	313,884	304,171	308,373	1.79%
Treasury stock at cost, 4,011,260 shares	(67,552)	(67,552)	(67,552)	0.00%
Accumulated other comprehensive loss, net of taxes	(15,951)	(41,296)	(24,478)	-34.84%
Retained earnings:
Reserve fund	139,250	137,511	139,250	0.00%
Undivided profits	70,592	126,419	54,317	29.96%

Total stockholders’ equity	566,849	585,879	536,536	5.65%

	$9,305,018	$9,194,562	$9,160,213	1.58%

SANTANDER BANCORP
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
FOR THE THREE MONTHS ENDED MARCH 31, 2008 AND 2007
(Dollars in thousands, except per share data)

	For the three months ended
	March 31,	March 31,
	2008	2007
INTEREST INCOME:
Loans	$143,670	$148,355
Investment securities	14,120	16,908
Interest-bearing deposits	451	1,150
Federal funds sold and securities purchased under agreements to resell	788	666

Total interest income	159,029	167,079

INTEREST EXPENSE:
Deposits	39,206	45,964
Securities sold under agreements to repurchase and other borrowings	31,559	37,779
Subordinated capital notes	3,665	3,934

Total interest expense	74,430	87,677

Net interest income	84,599	79,402

PROVISION FOR LOAN LOSSES	39,575	22,024

Net interest income after provision for loan losses	45,024	57,378

OTHER INCOME:
Bank service charges, fees and other	12,425	12,317
Broker-dealer, asset management and insurance fees	21,987	16,288
Gain on sale of securities, net	2,874	—
Gain on sale of loans	1,438	2,348
Other income	13,635	3,099

Total other income	52,359	34,052

OPERATING EXPENSES:
Salaries and employee benefits	29,987	31,829
Occupancy costs	6,416	5,574
Equipment expenses	1,193	1,165
EDP servicing, amortization and technical assistance	10,178	9,434
Communication expenses	2,535	2,685
Business promotion	1,965	3,453
Other taxes	3,406	3,106
Other operating expenses	15,764	14,801

Total operating expenses	71,444	72,047

Income before provision for income tax	25,939	19,383
PROVISION FOR INCOME TAX	8,217	7,654

NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$17,722	$11,729

EARNINGS PER COMMON SHARE	$0.38	$0.25

SANTANDER BANCORP
SELECTED CONSOLIDATED FINANCIAL INFORMATION:
(DOLLARS IN THOUSANDS)

	For the Quarter Ended
	31-Mar	31-Mar	31-Dec	1Q08/1Q07	1Q08/4Q07
	2008	2007	2007	Variation	Variation

Interest Income	$159,029	$167,079	$168,742	-4.8%	-5.8%
Tax equivalent adjustment	1,434	2,224	1,551	-35.5%	-7.5%

Interest income on a tax equivalent basis	160,463	169,303	170,293	-5.2%	-5.8%
Interest expense	74,430	87,677	90,701	-15.1%	-17.9%

Net interest income on a tax equivalent basis	86,033	81,626	79,592	5.4%	8.1%
Provision for loan losses	39,575	22,024	47,600	79.7%	-16.9%

Net interest income on a tax equivalent basis after provision	46,458	59,602	31,992	-22.1%	45.2%
Other operating income	48,047	31,704	49,098	51.5%	-2.1%
Gain on sale of securities	2,874	—	1,026	N/A	180.1%
Gain on sale of loans	1,438	2,348	1,538	N/A	-6.5%
Goodwill and other intangibles impairment charges	—	—	3,644	N/A	N/A
Other operating expenses	71,444	72,047	80,378	-0.8%	-11.1%

Income on a tax equivalent basis before income taxes	27,373	21,607	(368)	26.7%	-7538.3%
Provision for income taxes	8,217	7,654	52	7.4%	15701.9%
Tax equivalent adjustment	(1,434)	(2,224)	(1,551)	-35.5%	-7.5%

NET INCOME	$17,722	$11,729	$(1,971)	51.1%	-999.1%

SELECTED RATIOS:
Per share data (1):
Earnings per common share	$0.38	$0.25	$(.04)
Average common shares outstanding	46,639,104	46,639,104	46,639,104
Common shares outstanding at end of period	46,639,104	46,639,104	46,639,104

Cash Dividends per Share	$0.10	$0.16	$0.16

(1)	Per share data is based on the average number of shares outstanding during the period.

Basic and diluted earnings per share are the same.

SANTANDER BANCORP

	QTD	QTD	YTD	QTD
	31-Mar	31-Mar	31-Dec	31-Dec
SELECTED RATIOS	2008	2007	2007	2007

Net interest margin (1)	4.12%	3.94%	3.74%	3.70%
Return on average assets (2)	0.78%	0.53%	(0.39)%	(0.08)%
Return on average common equity (2)	12.90%	8.20%	(6.32)%	(1.44)%
Efficiency Ratio (1,3)	55.76%	62.28%	66.32%	68.16%
Non-interest income to revenues	24.77%	16.93%	18.01%	23.44%
Capital:
Total capital to risk-adjusted assets	7.70	7.88%	—	7.43%
Tier I capital to risk-adjusted assets	10.74	10.96%	—	10.56%
Leverage ratio	5.83	5.88%	—	5.38%
Non-performing loans to total loans	4.42	1.68%	—	4.16%
Non-performing loans plus accruing loans past-due 90 days or more to loans	4.56%	1.92%	—	4.26%
Allowance for loan losses to non- performing loans	57.06%	97.07%	—	56.70%
Allowance for loans losses to period- end loans	2.52%	1.64%	—	2.36%

OTHER SELECTED FINANCIAL DATA	3/31/2008	3/31/2007	12/31/2007
	(dollars in millions)
Customer Financial Assets Under Control:
Bank deposits (excluding brokered deposits)	$4,287.0	$3,845.0	$3,705.0
Broker-dealer customer accounts	5,910.0	5,845.0	5,855.0
Mutual fund and assets managed	3,210.0	2,997.0	3,066.0
Trust, institutional and private accounts assets under management	689.0	1,544.0	637.0

Total	$14,096.0	$14,231.0	$13,263.0

(1)	On a tax-equivalent basis.

(2)	Ratios for the quarters are annualized.

(3)	Operating expenses, excluding goodwill and other intangible impairment charges for 4Q07, divided by net interest income, on a tax equivalent basis, plus other income, excluding gain on sale of securities, gain on equity securities and extinguishment of liabilities. Also excluding for 4Q07 gain on sale of POS and TRUST.